                                                                    EXHIBIT 10.4

                              MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT (this "Agreement"), made and entered into as of April 1, 1994, by and between CENTEX DEVELOPMENT COMPANY, L.P., a Delaware limited partnership (the "Partnership"), and 3333 Holding Corporation, a Nevada corporation ("Manager");

                              W I T N E S S E T H:

         WHEREAS, the Partnership was formed for the purpose of engaging in commercial and residential real estate development and related activities; and

         WHEREAS, the Partnership desires to engage the services of Manager to operate, manage and develop the Partnership's real estate and for certain other purposes, and Manager desires to accept such engagement, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and Manager do hereby agree as follows:

         1. Term of Agreement. The initial term of this Agreement shall extend from the date hereof to the close of business on March 31, 1995, provided that this Agreement shall continue thereafter for successive one-year terms unless written notice to the Partnership prior to March 31 of any year, and, provided further, that this Agreement may be sooner terminated in accordance with the provisions of Section 15 hereof. Notwithstanding anything in this Agreement to the contrary, except subsections (b), (c) and (d) of Section 15 hereof, the Partnership may not terminate this Agreement prior to the latest of:

         (a) the date of Detachment of the Warrants (following which no Warrants remain in the Deposit Account) pursuant to Section 8.3(b) of that certain Nominee Agreement (the "Nominee Agreement") dated July 15, 1987, by and between Centex Corporation, a Nevada corporation of which Manager is a subsidiary ("Centex Corporation"), the Partnership and certain other parties. As used in this subsection (a), capitalized terms shall have the meanings assigned to them in the Nominee Agreement;

         (b) the date of Payout, as that term is defined in Article II of that certain Amended and Restated Agreement of Limited Partnership of Centex Development Company, L.P. ("the Partnership Agreement"), dated March 31, 1987, pursuant to which the Partnership was established; and


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         (c)      the date on which Centex Corporation shall have received full payment from 3333 Holding Corporation, a Nevada corporation, of the obligation evidenced by the Note, as that term is defined in Section 1.1 of that certain Credit Agreement dated May 1, 1987, by and between such corporations.

         2. Management Services. Unless the Partnership shall instruct it otherwise, Manager shall perform the services hereinafter described in this
Section 2 with respect to all real estate and improvements thereon now or hereafter owned or controlled by the Partnership (the "Properties").

                  (a)      Development of the Properties.

         Enhancement of Value of the Properties.

                  Manager shall use reasonable efforts to protect and enhance the value of the Properties. Such efforts shall include, but not be limited to, efforts to obtain the release of any encumbrances on the Properties at the expense of the Partnership, to ensure that all utilities are available to the Properties (including making arrangements for the granting of all necessary easements), to obtain favorable changes in zoning and land use regulations and, if appropriate, to cause the Properties to be properly platted in the records of appropriate governmental authorities and to obtain map approval from such authorities.

         Development.

                  In the event that the Partnership shall determine to develop the Properties in any respect, Manager shall perform such services and take such actions as may be necessary or proper for the efficient development of the Properties as contemplated by the Partnership, including but not limited to the hiring, discharge and supervision, in the name of the Partnership, of independent contractors and consultants and the purchase of all materials, equipment, tools, appliances, supplies and services necessary for such development, subject to such guidelines and limitations as may be established by the Partnership. Manager shall perform such additional services and take such additional actions in connection with the development of the Properties as the Partnership may from time to time direct.

         Implementation of Business Plan.

                  The Partnership hereby delegates to Manager full authority (1) to take all actions necessary to carry out

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                  and perform on behalf of the Partnership the Plan for
                  Original Properties of the Partnership set forth in Exhibit A to the Partnership Agreement with respect to the Properties heretofore contributed to the Partnership by certain affiliates of Centex Corporation and (2) to take actions similar to those contemplated by, and to accomplish the purposes stated in, such Plan with respect to the Properties not heretofore contributed to the Partnership.

                  (b)      General.

         Bookkeeping and Accounting.

                  Manager shall keep books, accounts and records that reflect accurately and in reasonable detail all revenues received and all expenditures incurred in connection with the operation, management and development of the Properties and shall provide any additional accounting and clerical services that the Partnership may deem necessary or desirable for the efficient operation, management and development of the Properties. The books, accounts and records shall be maintained at the principal place of business of Manager. Manager shall, during regular business hours, make such books, accounts and records available to the Partnership or the representatives of the Partnership for examination.

                           Within forty-five (45) days after the end of each
                  calendar quarter, beginning with the quarter ending June 30, 1994, Manager shall prepare and deliver to the Partnership a detailed statement of revenues received and expenditures incurred or paid during the calendar quarter in connection with the operation, management and development of the Properties.

                           Within ninety (90) days after the end of each
                  calendar year, Manager shall prepare and deliver to the Partnership a detailed statement of revenues received and expenditures incurred or paid during the calendar year in connection with the operation, management and development of the Properties.

                           Manager shall furnish such additional information as
                  may be reasonably requested by the Partnership from time to time with respect to the financial, physical or operational condition of the Properties.

                           All bookkeeping, clerical and other general and
                  administrative expenses (including but not limited to costs of office supplies and equipment, data processing services, postage, transportation for managerial

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                  personnel and telephone services) shall be borne by Manager out of its own funds. Notwithstanding the foregoing, the portion of the bookkeeping, clerical and other general and administrative expenses that is reasonably allocable to the performance by Manager of its duties and obligations under this Agreement shall be borne by the Partnership and shall be paid by Manager out of the funds held in the Account (as defined in Section 10 hereof).

         Employment.

                  Manager shall hire, discharge and supervise the work of all management, clerical, operating and other employees necessary for the efficient operation, management and development of the Properties and for the performance of any additional duties and obligations that Manager may be required to perform under this Agreement. All such employees shall be employees of Manager, subject to its sole discretion and control, and Manager shall pay the salaries of all such employees out of its own funds.

                           It shall be the duty and responsibility of Manager to
                  prepare and file all forms for withholding taxes, unemployment insurance, workers' compensation and social security taxes and all other forms required by federal, state or municipal authorities in connection with its employees employed in the operation, management and development of the Properties.

         Taxes.

                  Manager shall pay out of funds held in the Account all real property and other taxes levied and assessed against the Properties and prepare and file all necessary returns and statements in connection therewith. Any fees or penalties assessed against the Properties or against the Partnership because of Manager's failure to timely pay any taxes shall be borne by the Partnership and paid by Manager out of the funds held in the Account, unless such failure by Manager constitutes gross negligence or willful or wanton misconduct, in which event Manager shall pay such fees or penalties out of its own funds.

         Permits and Statutory Compliance.

                  Manager shall operate, manage and develop the Properties in full compliance with all applicable laws and regulations of federal, state, county and municipal authorities and shall obtain and maintain, in the name of the Partnership, all permits and licenses required in connection with the operation, management and development

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                  of the Properties. Manager shall take such actions as may be necessary to comply promptly with any and all governmental orders or other requirements affecting the Properties, whether imposed by federal, state, county or municipal authority; provided, however, that Manager shall take no such actions so long as the Partnership is contesting, or has expressed its intention to contest, any such order or requirement. Manager shall promptly notify the Partnership in writing of all notices it receives regarding such orders or requirements.

         Maintenance.

                  Manager shall maintain and repair the Properties in accordance with sound management practices and local codes. Manager is authorized to purchase all materials, equipment, tools, appliances, supplies and services necessary to the proper physical maintenance and repair of the Properties. Notwithstanding the foregoing, Manager shall not, except in accordance with subsections (a)(ii) and (a)(iii) of this
                  Section 2 or with the prior written consent of the Partnership, (1) make any capital addition or improvement requiring the expenditure of funds in excess of $500,000 during any three-month period or (2) purchase any materials, equipment, tools, appliances, supplies or services in connection with the maintenance and repair of the Properties requiring an expenditure in excess of $100,000 in any one instance, except for expenditures for emergency repairs in circumstances involving manifest danger to persons or property. Manager shall inform the Partnership of any such emergency repairs as promptly as possible.

         Collection of Income: Legal Actions.

                  Manager shall use its best efforts to collect all income produced by the Properties or the operation thereof when such income becomes due. It is understood, however, that Manager does not guarantee the collection of such income. Manager shall, in the name and at the expense of the Partnership, execute and serve such notices and demands as Manager may deem necessary or proper, and institute, prosecute, settle or compromise any legal actions that may be necessary, to enforce the collection of such income.

                           Manager shall, in the name and at the expense of the
                  Partnership, institute, prosecute, settle or compromise any other legal actions and make use of any methods of legal process that may be necessary in connection with the operation, management or development of the Properties, including any legal action necessary to

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                  recover possession of any part of the Properties and protect the rights and interest of the Partnership in the Properties. Manager shall promptly inform the Partnership of any such legal action or use of legal process, and of any claim asserted by any party affecting the rights and interest of the Partnership in the Properties. Notwithstanding the foregoing provisions of this subsection (b)(vi), Manager shall not settle or compromise any legal action or controversy, or make any adjustment of any matters involved therein, without the prior written consent of the Partnership, unless such settlement, compromise or adjustment involves an amount not exceeding $100,000.

         Additional Duties.

                  In addition to the foregoing, manager shall perform all services that are necessary or proper for the efficient operation and management of the Properties, and shall report to the Partnership promptly any conditions concerning the Properties that, in the opinion of Manager, require the attention of the Partnership.

         3. Additional Services. Manager shall provide such additional tax, accounting, bookkeeping, clerical, financial reporting, legal and similar services to the Partnership (whether or not in connection with the operation, management or development of the Properties) as may from time to time be requested by the Partnership.

         4. Authority of Manager to Act on General Instructions. The authority granted to Manager by the terms of this Agreement, or by the Partnership as contemplated by this Agreement, shall be deemed to include the authority to take, without further authorization from the partnership, such specific actions as may be reasonably necessary or appropriate in connection with the performance by Manager of its duties and obligations under this Agreement and the carrying out of the instructions given to it by the Partnership in accordance with this Agreement, notwithstanding the fact that such actions may not have been specifically authorized by the provisions of this Agreement or by the Partnership.

         5. Power of Attorney. The undersigned general partner of the Partnership hereby (a) constitutes and appoints Manager as its attorney-in-fact, with full power and authority to take, in the name and on behalf of the Partnership, any and all actions that Manager is required or permitted to take on behalf of the Partnership under this Agreement and with respect to the Properties, and (b) authorizes Manager to designate from time to time by resolution of Manager's Board of Directors such of the officers, employees and agents (including the appropriate divisional managers) of Manager who shall be authorized to take

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such actions in the name and on behalf of Manager, as attorney-in-fact for the undersigned general partner of the Partnership. The foregoing power of attorney may be filed and recorded by Manager or by its authorized officers, employees and agents in such counties or other jurisdictions as Manager or such persons may deem necessary or appropriate. In addition, the undersigned general partner of the Partnership agrees to execute from time to time such additional written powers of attorney as Manager and its authorized officers, employees and agents shall deem necessary or appropriate to carry out the purposes of the foregoing power of attorney and this Agreement. The power of attorney granted by the Partnership to Manager pursuant to this Section 5 and each subsequently issued power of attorney, if any, shall be irrevocable and deemed to be coupled with an interest, and shall remain in full force and effect until a revocation thereof is filed of record in each county in which such power of attorney is effective.

         6. Use of Affiliates. Manager shall have the right to hire any affiliate of Manager to perform any services in connection with the operation, management or development of the Properties, provided, however, that the fees paid to any affiliate of Manager for such services shall be competitive with fees charged by nonaffiliate entities providing the same or similar services in the area.

         7. Liability of Manager. Manager shall not be liable, responsible or accountable in damages or otherwise to the Partnership for any act performed by Manager on behalf of the Partnership and in a manner reasonably believed by Manager to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that Manager was not guilty of gross negligence or willful or wanton misconduct with respect to such act.

         8. Indemnification. The Partnership shall indemnify, save harmless and defend Manager and each of Manager's shareholders, directors, officers, employees, agents, attorneys, insurers and any affiliate of Manager hired or authorized by Manager pursuant to the terms of this Agreement to perform any services in connection with the operation, management or development of the Properties (individually, and "Indemnitee") against any and all losses, damages, liabilities, judgments, fines, penalties, amounts paid in settlement and expenses (including reasonable attorneys' fees), including losses, damages, liabilities, judgments, fines, penalties, amounts paid in settlement and expenses (including reasonable attorneys' fees) incurred as the result of the negligence of any Indemnitee, arising out of or in connection with anything done or omitted by such Indemnitee in connection with the performance by Manager of its duties and obligations under this agreement, provided that such Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct.




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



         Any indemnification hereunder shall be made only out of the assets of the Partnership. To the extent that the funds held in the Account are adequate therefor, any payments that the Partnership is required to make under this
Section 8 may, at the direction of the Partnership, be made out of such funds by Manager on behalf of the Partnership. In no event may any Indemnitee subject the limited partners of the Partnership to personal liability by reason of the indemnification provisions of this Section 8.

         The terms of this Section 8 shall survive, and remain in effect following, the termination of this Agreement.

         9. Working Capital. The Partnership at all times shall provide Manager with working capital, whether by way of cash or through bank credit, sufficient to constitute normal working capital for the uninterrupted and efficient operation, management and development of the Properties and the performance of any additional duties and obligations that Manager may be required to perform under this agreement.

         10. Bank Account: Payment of Costs and Expenses. All monies received by Manager for or on behalf of the Partnership shall be deposited in a special account (the "Account") to be maintained by Manager in such bank or other financial institution as Manager shall determine. All funds received by Manager from the Partnership pursuant to Section 9 hereof shall be deposited into the Account. Funds held by Manager for the Partnership's account shall in no event be commingled with Manager's own funds or with funds held by Manager for the account of any other party, and all funds held by Manager for the Partnership's account shall be trust funds in the hands of Manager. Manager shall make available to the Partnership upon its request all records relating to the Account in the possession of Manager.

         Except as otherwise provided in subsections (b)(i), (b)(ii) and
(b)(iii) of Section 2 hereof, and subject to the limitations set forth in subsection (b)(v) of Section 2 and in Sections 6, 7 and 8 hereof, all reasonable costs and expenses incurred by Manager in connection with the performance of its duties and obligations under this Agreement shall be borne exclusively by the Partnership and shall be paid by Manager out of the funds held in the Account. If Manager reasonably determines that the funds held in the Account are inadequate for the efficient performance of its duties and obligations under this Agreement, it shall so inform the Partnership and the Partnership shall provide promptly such additional funds as may be necessary for such purpose.

         Manager shall remit to the Partnership, on or before the 10th day of each month, all funds held in the Account and not applied to the payment of costs and expenses as provided in this Agreement, provided, however, that Manager shall retain in the Account such

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



reserves as it may deem necessary or appropriate for working capital and the payment of taxes, assessments, debt service, insurance premiums, repairs, refundable deposits and other contingencies. If the Partnership determines and informs Manager at any time that the funds held in the Account are excessive, after taking into account such reserves as Manager shall have determined to retain in the Account pursuant to the immediately preceding sentence, Manager shall deliver promptly such excess funds to the Partnership. Manager shall submit invoices to the Partnership on a monthly basis setting forth in reasonable detail the costs and expenses, including the fees and charges of independent contractors or consultants.

         11. Reimbursement of Manager. Manager shall in no event be required to advance any of its own funds for the payment of the costs and expenses that it is authorized by Section 10 hereof to pay out of the funds held in the Account. If, however, Manager shall at any time advance any of its own funds in payment of such costs and expenses (which Manger shall have the right but not the obligation to do), Manager may submit an invoice to the Partnership for the amount of such advance (which invoice shall describe in reasonable detail the costs and expenses so paid by Manager and shall be accompanied by the receipt(s) for such payment), and the Partnership shall pay such amount to Manager within ten (10) days after its receipt of such invoice and accompanying receipts. If the Partnership fails to make such payment within such ten (10)- day period, the amount so owing by the Partnership to Manager shall bear interest from and after the day on which Manager paid such costs and expenses on behalf of the Partnership until such amount has been paid in full at a rate equal to the lesser of the prime rate announced or published by NationsBank of Texas, N.A. (or its successor) from time to time or the maximum rate of interest permitted under applicable law.

         12. Insurance. Manager may (but shall not be obligated to) maintain, at the expense of the Partnership, a program of insurance approved by the Partnership, which program may include, without limitation, such insurance as Manager shall deem prudent to protect against liability of Manager that may be occasioned by its activities under this Agreement. Manager shall not make any material change in such program of insurance without the prior written consent of the Partnership (which consent shall not be unreasonably withheld or delayed), unless such change does not result in an increase in the potential liability of the Partnership in any respect.

         Unless otherwise specifically authorized by the Partnership, Manager shall obtain the insurance authorized by this Section 12 from the insurance carriers that currently provide similar types of insurance coverage to Centex Corporation and its subsidiary corporations, and, to the extent practicable, Manager shall, in lieu of obtaining separate insurance coverage, be added as an

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insured under the policies constituting the program of insurance maintained by the Partnership (which program, as in effect on the date hereof, is hereby approved by the Partnership for purposes of this Section 12), whether such policies were obtained directly by the Partnership or through Centex Corporation or its subsidiary corporations. Manager shall provide to the Partnership, promptly after obtaining any insurance policy pursuant to this Section 12 (other than a policy under which the Partnership is also an insured), a description, in reasonable detail, of the terms and provisions of such policy.

         Manager shall give written notice to the Partnership of the expiration or anticipated termination of any insurance policy maintained by Manager in connection with its performance of this Agreement at least fifteen (15) days before such expiration or anticipated termination. Manager shall not be liable to the Partnership or its general partner or to any other person for damages, including consequential damages, for its failure to obtain or maintain adequate insurance coverage.

         13.      Compensation.

                  (a) Management Fee. Manager shall receive a fee for its services under this Agreement equal to all costs incurred by the Manager in performing this Agreement plus 25% of such cost. To the extent that the funds held in the Account (excluding the amount of the reserves required to be maintained therein and after the payment of all costs and expenses required to be paid therefrom) are adequate therefor, Manager may withhold all or a portion of such fee from the amount remitted each month by Manager to the Partnership pursuant to
         Section 10 hereof. Manager shall indicate clearly any amounts so withheld on the monthly invoices that it is required by Section 10 hereof to deliver to the Partnership. The Partnership shall deduct the amount so withheld from the fee payable to Manager under this Section 13.

                  (b) Additional Compensation. It is understood that all actions taken by Manager pursuant to the provisions of this Agreement shall be on behalf and for the sole benefit of the Partnership and that Manager shall not be entitled to any compensation for such actions except as expressly provided in this Agreement. Notwithstanding the foregoing, the Partnership shall negotiate with Manager from time to time in good faith regarding the payment by the Partnership to Manager of, and shall pay to Manager, reasonable additional compensation for the efforts taken or to be taken by Manager pursuant to the provisions of this Agreement that the parties agree have resulted or will result in the enhancement of the value of the Properties; provided, however, that any such payments shall be approved in advance by the Board of Directors of 3333 Development Corporation, General Partner of the Partnership.

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         14.      Assignment and Subcontracting. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment. Notwithstanding the foregoing, Manager may, without the consent of the Partnership, assign and delegate the performance of and the responsibility for any duties and obligations of Manager hereunder to any corporation, firm, joint venture or partnership fifty percent (50%) or more of whose voting stock (or its equivalent) is owned directly or indirectly by, or which is otherwise controlled by, Centex Corporation. Upon execution of any such assignment and delegation, notice thereof in the form of an executed copy of the document or instrument effecting such assignment and delegation shall be delivered promptly by Manager to the Partnership and Manager shall be released from any further obligation or responsibility under this Agreement for the performance of the duties and obligations so assigned and delegated.

         15. Termination. This Agreement may be terminated by any of the following methods:

                  (a) This agreement may be terminated by notice of Manager as provided in Section 1 hereof.

                  (b) This Agreement may be terminated at any time by written agreement of the parties hereto.

                  (c) If the Partnership breaches any of the terms of this Agreement, or if Manager breaches any of the terms of this Agreement and such breach results from either the gross negligence or willful or wanton misconduct of Manager, the other party hereto shall give the breaching party written notice of such breach. If the breaching party fails to remedy the breach within thirty (30) days after receiving such notice, the other party may terminate this Agreement; provided, however, that if at the expiration of such thirty (30) day period the breaching party is diligently using its best efforts to remedy the breach, the other party may not terminate this Agreement on account of such breach during the additional period, not to exceed sixty (60) days, in which the breaching party continues without interruption to use its best efforts to remedy the breach.

                  (d) If either party hereto shall be dissolved and its business terminated, this Agreement shall automatically terminate upon the effectiveness of such dissolution.



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



                  No termination of this Agreement shall have the effect of terminating Manager's right to collect any amounts owed to it under this Agreement.

                  Within ninety (90) days following the termination of this Agreement, Manager shall deliver to the Partnership the originals of all books, accounts and records in its possession or under its control pertaining to the Properties. The Manager may, at its expense, retain copies of any such documents.

         16. Notices. Any notice statement or demand required or permitted to be given under this Agreement shall be in writing and shall be personally delivered, sent by mail, or sent by telegram or telex, confirmed by letter, addressed to the party in the manner and at the address shown below, or at such other address as the party shall have designated in writing to the other party:

         To the Partnership:

                  Centex Development Company, L.P.
                  c/o 3333 Development Corporation
                  3333 Lee Parkway
                  Suite 500
                  Dallas, Texas  75219
                  Attention:  General Partner

         To Manager:

                  3333 Holding Corporation
                  3333 Lee Parkway
                  Suite 500
                  Dallas, Texas  75219
                  Attention: President

         17. Nature of Relationship. The parties hereto intend that Manager's relationship to the Partnership shall be that of an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Manager and the Partnership or their successors or assigns, and neither Manager nor any officer or employee of Manager shall be considered at any time to be an employee of the Partnership.

         18. Amendments. This Agreement cannot be amended, changed or modified except by another agreement in writing, duly signed by both parties hereto.

         19. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.



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



         20. Headings. The section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         21. Governing Law. This agreement shall be construed and interpreted in accordance with the laws of the State of Texas.

         22. Severability. Any provision of this Agreement that is prohibited or unenforceable under the laws of any jurisdiction shall be ineffective in such jurisdiction to the extent necessary to render such provision valid and enforceable, and if such provision cannot be rendered valid and enforceable in such jurisdiction by limitation it shall be ineffective therein. The invalidity or unenforceability of any provision of this Agreement shall not render invalid or unenforceable any other provision of this Agreement.

         IN WITNESS WHEREOF, the Partnership and Manager have duly executed this Agreement as of the day and year first set forth above.

                                            CENTEX DEVELOPMENT COMPANY, L.P.

                                            By:   3333  Development Corporation,
                                                  General Partner


                                            By:      /s/ J.S. BILHEIMER
                                               ---------------------------------
                                                 J.S. Bilheimer, President




                                            3333 HOLDING CORPORATION


                                            By:      /s/ ROGER D. SEFZIK
                                               ---------------------------------
                                                 Roger D. Sefzik, Vice President


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



STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

     This instrument was acknowledged before me on this 1st day of April, 1994 by J.S. Bilheimer, President of 3333 Development Corporation, a Nevada corporation, on behalf of said corporation acting as general partner of Centex Development Company, L.P., a Delaware limited partnership.


                                                 /s/ LEIGH ARMSTRONG
                                                 -------------------------------
                                                 Notary Public in and for
                                                 Dallas County, Texas


STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )


     This instrument was acknowledged before me on this 1st day of April, 1994 by Roger D. Sefzik, Vice President of 3333 Holding Corporation, a Nevada corporation, on behalf of said corporation.


                                                 /s/ LEIGH ARMSTRONG
                                                 -------------------------------
                                                 Notary Public in and for
                                                 Dallas County, Texas





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